                                                          EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               IMPSAT CORPORATION


                           --------------------------

                      FIRST:           The name of the corporation is "IMPSAT
Corporation".

                      SECOND:          The address of the corporation's
registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                      THIRD:           The purpose of the corporation is to
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                      FOURTH:          The corporation shall have the authority
to issue One Hundred Thousand (100,000) shares of Class A common stock with a par value of $1.00 per share and each such share shall have five votes per share.

                      FIFTH:           The name and mailing address of the
incorporator are as follows:

                      NAME                           MAILING ADDRESS

                      Dennis J. Burnett              1300 I Street, N.W.
                                                     Washington, D.C. 20005

                      SIXTH:           The corporation is to have perpetual
existence.

                      SEVENTH:         In furtherance of (and not in limitation
of) the powers conferred by statute, the stockholders of the corporation are expressly authorized to make, alter or repeal the by-laws of the corporation.

CERTIFICATE OF INCORPORATION                 -2-              IMPSAT CORPORATION


                      EIGHTH:          Meetings of the stockholders of the
corporation may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation, except as and to the extent provided by applicable law. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                      NINTH:           The corporation may amend this
certificate of incorporation from time to time in any and as many respects as may be desired so long as this certificate of incorporation, as amended, contains only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment, and, if a change in stock or the rights of stockholders, or an exchange, reclassification of cancellation of stock or rights of stockholders, is to be made, such provisions as may be necessary to effect such change, exchange, reclassification or cancellation.

                      TENTH:           No director of the corporation shall be
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article TENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                      IN WITNESS WHEREOF, I have signed this certificate of incorporation on August 30, 1994.



                                              /s/ DENNIS J. BURNETT
                                    -----------------------------------------
                                                Dennis J. Burnett

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               IMPSAT CORPORATION

                 (ORIGINAL CERTIFICATE FILED ON 31 AUGUST 1994)


                      FIRST:           The name of the corporation is "IMPSAT
Corporation"

                      SECOND:          The address of the corporation's
registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                      THIRD:           The purpose of the corporation is to
engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

                      FOURTH:          The corporation shall have the authority
to issue fifty one million, three hundred thousand (51,300,000) shares of Class A common stock with a par value of $1.00 per share and each such share shall have five votes per share.

                      FIFTH:           The name and mailing address of the
incorporator are as follows:

                      NAME:                  MAILING ADDRESS
                      -----------------      -------------------------
                      Dennis J. Burnett      1300 I Street, N.W.
                                             Washington, D.C. 20005


                      SIXTH:           The corporation is to have perpetual
existence.

                      SEVENTH:         In furtherance of (and not in limitation
of) the powers conferred by statute, the stockholders of the corporation are expressly authorized to make, alter or repeal the by-laws of the corporation.

                      EIGHTH:          Meetings of the stockholders of the
corporation may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation, except as and to the extent provided by applicable law. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                      NINTH:           The corporation may amend this
certificate of incorporation from time to time in any and as many respects as may be desired so long as this certificate of incorporation, as amended, contains only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at

CERTIFICATE OF INCORPORATION               -2-                IMPSAT CORPORATION


the time of the filing of the amendment, and, if a change in stock or the rights of stockholders, or an exchange, reclassification or cancellation of stock or rights of stockholders, is to be made, such provisions as may be necessary to effect such change, exchange, reclassification or cancellation.

                      TENTH:           No director of the corporation shall be
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this article TENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                      IN WITNESS WHEREOF, I have signed this Restated Certificate of Incorporation was adopted by the Board of Directors prior to the receipt of payment of stock of the Corporation pursuant to sections 241 and 245 of the Delaware Corporation Law.


                                SIGNED:       /s/ RICARDO ANIBAL VERDAGUER
                                        -------------------------------------
                                                     Ricardo Anibal Verdaguer
                                                                    President



                                ATTESTED:        /s/ DENNIS J. BURNETT
                                            ---------------------------------
                                                            Dennis J. Burnett
                                                                    Secretary
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               IMPSAT CORPORATION



It is hereby certified that:

                     1. The name of the corporation (hereinafter called the "corporation") is IMPSAT CORPORATION

                     2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

                              "FOURTH:   The corporation shall have the
authority to issue seventy seven million seven hundred fifty thousand six hundred and forty (77,750,640) shares of Class A common stock with a par value of $1.00 per share and each such share shall have five votes per share."

                      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Signed on July 5, 1996.


                                             /s/ BRIAN BELT
                                        ---------------------------------
                                        BRIAN BELT, SECRETARY
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                               IMPSAT CORPORATION

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS


              The undersigned, being all the members of the Board of Directors of IMPSAT Corporation, a Delaware corporation (the "Corporation"), hereby consent, pursuant to Section 141(f) of the Delaware General Corporation Law and in lieu of a meeting of the Board of Directors, to the adoption of the following resolutions:

              WHEREAS, the Board of Directors have been elected and have been qualified;

              WHEREAS, the Board of Directors are empowered by Section 241(b) of the Delaware Corporation Law to amend the certificate of incorporation by a majority vote of the Board of Directors in the case the Corporation has not yet received any payment for any of its stock and prior to the receipt of such payment;

              WHEREAS, the Board of Directors are empowered by Section 109 of the Delaware Corporation Law to amend the by-laws of the Corporation by a majority vote of the Board of Directors prior to the receipt of payment for stock of the Corporation;

              NOW THEREFORE, it is:

              RESOLVED, that the Articles of Incorporation shall be amended and restated as set forth in Attachment One:

              RESOLVED, FURTHER, that the appropriate officers of the corporation be and they hereby are authorized and empowered to execute in the name of the Corporation, under its corporate seal, a certificate setting forth the amended and restated Articles of Incorporation, certifying that the Corporation has not received any payment for any of its stock, and that the amendment and restatement of the Articles of Incorporation have been duly adopted in accordance with the provisions of section 241 of the Delaware Corporation Law, and are hereby authorized and empowered to have such certificate executed, acknowledged, filed and recorded in accordance with the section 103 of the Delaware Corporation Law.

              RESOLVED, FURTHER, that Article III, Section 1(a) of the By-Laws of the Corporation shall be amended to read as follows:

              a) The business and the property of the Corporation shall be managed and controlled by the Board of Directors, which shall consist of eight (8) directors of whom one shall be Chairman and all of whom shall be subject to change from time to time by amendment of these By-Laws.

UNANIMOUS WRITTEN CONSENT OF DIRECTORS                          14 NOVEMBER 1994


              RESOLVED, FURTHER, that this Consent may be signed in one or more counterparts, and each director may sign a separate counterpart, but all such counterparts together shall be one and the same Consent; and

              RESOLVED, FURTHER, that the Secretary of the Corporation be, and hereby is, directed to file this Consent; when signed by all the directors of the Corporation, with the minutes of proceedings of the Board of Directors of the Corporation.

              IN WITNESS WHEREOF, each of the undersigned directors has duly signed this Consent as of 14 November 1994.


                                     /s/ ENRIQUE M. PESCARMONA
                                  ----------------------------------
                                        Enrique M. Pescarmona



                                     /s/ RICARDO ANIBAL VERDAGUER
                                  -----------------------------------
                                         Ricardo Anibal Verdaguer



                                    /s/ ROBERTO A. VIVO CHANETON
                                  -----------------------------------
                                         Roberto A. Vivo Chaneton



                                    /s/ NESTOR A. GONZALEZ
                                  -----------------------------------
                                           Nestor A. Gonzalez


                                    /s/ GERALD KATZ
                                  -----------------------------------
                                              Gerald Katz





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